SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

YOUNG INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)
MISSOURI
(State or other jurisdiction of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045
(Address of principal executive offices)	(Zip Code)
(314) 344-0010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 20, 2009, Young Innovations, Inc. (the “Company”) entered into an Employment Agreement with Julia A. Heap. The Employment Agreement has a one-year term which automatically extends for an additional one-year term unless either party delivers written notice of the intention not to extend the term not later than six (6) months prior to its expiration. The Employment Agreement provides for an annual base salary of $130,00. The Employment Agreement is Exhibit 10.1 to this Form 8-K and is hereby incorporated herein by reference.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 21, 2009, the Company issued a press release announcing results for the second quarter ended June 30, 2009. A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 8.01	OTHER EVENTS

On July 21, 2009, the Company issued a press release announcing that its Board of Directors, at its meeting on July 20, 2009, approved a share repurchase program to purchase up to 500,000 shares of common stock. The authorization will expire July 31, 2010 and replaces the current authorization which was scheduled to expire on July 31, 2009. The Company also announced that its Board of Directors declared a quarterly dividend of $0.04 per share, payable September 15, 2009 to all shareholders of record on August 14, 2009. A copy of the press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit Number	Description
10.1	Employment Agreement dated July 20, 2009 between Young Innovations, Inc. and Julia A. Heap.
99.1	Press release dated July 21, 2009 announcing second quarter earnings.
99.2	Press release dated July 21, 2009 announcing share repurchase program and dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated: July 21, 2009